UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2010

 ARC Wireless Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado	80033-2285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-421-4063

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

ARC Wireless Solutions, Inc. (the "Company") announced today that the Company has received notice from Amit Chatwani that he has resigned from his position as a member of the Company’s Board and from his position as a member of the Board's Audit Committee and the Board's Compensation Committee, effective immediately. Mr. Chatwani informed the Company that his resignation as a Director of the Company and as a member of the Board's Audit Committee and the Board's Compensation Committee was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 8.01:	Other Events.

On March 22, 2010, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01:	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated as of March 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: March 22, 2010	By:	/s/ Jason Young
Name: Jason Young
Title: Chief Executive Officer

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